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PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012

THIRD QUARTER HIGHLIGHTS:

•	Revenue increased to $267.8 million versus $235.7 million in Q3 2011, an increase of 13.6%
•	Organic revenue increased 6.7% for Q3 2012
•	EBITDA increased to $33.7 million versus $17.3 million in Q3 2011, an increase of 94.7%
•	EBITDA margin increased 530 basis points to 12.6% versus 7.3% in Q3 2011
•	Free Cash Flow (as defined) increased to $17.4 million versus an outflow of ($3.7) million in Q3 2011
•	Net new business wins of $23.4 million for Q3 2012

NINE MONTHS HIGHLIGHTS:

•	Revenue increased to $777.3 million versus $686.3 million in the nine months ended September 30, 2011, an increase of 13.2%
•	Organic revenue increased 7.2% year to date for 2012
•	EBITDA increased to $73.4 million versus $66.7 million in the nine months ended September 30, 2011, an increase of 10.0%
•	Free Cash Flow improved to $24.2 million versus $15.7 million in the nine months ended September 30, 2011, an increase of 54.2%
•	Net new business wins of $103.2 million in the nine months ended September 30, 2012, an increase of 36.4%

NEW YORK, NY (November 5, 2012) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2012.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “We are very pleased with our third quarter financial performance. Following a three-year period of investment in our business, our results in the third quarter, and particularly our growth in EBITDA and margin, are proof that our plan to broaden our service offering and to build new platforms that represent the future of the industry is working. We are well on our way to continued margin expansion in the periods to come as we leverage the investments we have made.”

Guidance for 2012 is maintained as follows:

Implied
	2012	Year over Year
	Guidance	Change
Revenue	$1,050 -$1,075 million	+11.3% to +14.0%
EBITDA	$110 -$115 million	+21.2% to +26.7%
Free Cash Flow	$35 -$40 million	+50.8% to +72.3%
+ Change in Working Capital and Other	+$25 million
Total Free Cash Flow	$60 - $65 million	+10.6% to +19.8%

Implied EBITDA Margin	10.5% -10.7%	+90 to +110 basis points

Consolidated revenue for the third quarter of 2012 was $267.8 million, an increase of 13.6% compared to $235.7 million in the third quarter of 2011. EBITDA (as defined) for the third quarter of 2012 was $33.7 million, an increase of 94.7% compared to $17.3 million in the third quarter of 2011, as the company realized 530 basis points of EBITDA margin expansion from the leveraging of prior investments in growth initiatives. Loss attributable to MDC Partners in the third quarter was ($14.5) million compared to a loss of ($19.6) million in the third quarter of 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the third quarter of 2012 was ($0.45) compared to ($0.65) per share in the same period of 2011. Free cash flow from operations (as defined) was $17.4 million in the third quarter of 2012, compared with an outflow of ($3.7) million in the third quarter of 2011.

For the nine month period ended September 30, 2012, consolidated revenue was $777.3 million, an increase of 13.2% compared to $686.3 million in the nine months ended September 30, 2011. EBITDA (as defined) for the nine months ended 2012 increased 10.0% to $73.4 million compared to $66.7 million in the same period of 2011. Loss attributable to MDC Partners in the nine months ended 2012 was ($60.9) million compared to a loss of ($26.9) million in the nine months ended 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the nine months ended 2012 was ($1.89) compared to a loss of ($0.86) per share in the same period of 2011. Free cash flow from operations (as defined) was $24.2 million in the nine months ended 2012, compared with $15.7 million in the same period of 2011.

David Doft, CFO of MDC Partners, said, “We are making significant progress reducing our balance sheet leverage, which was at 3.46 times net debt-to-pro-forma-EBITDA as of the end of the quarter. Our focus over the next several quarters is to bring our leverage down further, and we expect it to be between 3.0 and 3.5 times net debt-to-pro-forma-EBITDA by year-end and 2.5 to 3 times net debt-to-pro forma EBITDA by the end of 2013. We believe that a stronger balance sheet in conjunction with expanding EBITDA and margin growth will result in stronger equity returns for shareholders over time.”

Conference Call

Management will host a conference call on Monday, November 5, 2012 at 4:30 p.m. (EDT) to discuss results. The conference call will be accessible by dialing 1-412-858-4600 or toll free 1-800-860-2442. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. November 19, 2012, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10019812) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and nine months ended September 30, 2012 and 2011; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and nine months ended September 30, 2012 and 2011. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue	$267,817	$235,706	$777,269	$686,335

Operating Expenses:
Cost of services sold	180,888	173,526	546,117	489,207
Office and general expenses	73,168	55,373	207,297	152,093
Depreciation and amortization	12,435	9,778	36,071	29,645
	266,491	238,677	789,485	670,945

Operating profit (loss)	1,326	(2,971)	(12,216)	15,390

Other Income (Expenses):
Other expense, net	(433)	(3,112)	(1,242)	(2,350)
Interest expense	(11,594)	(10,800)	(34,420)	(31,030)
Interest income	70	51	183	152

Loss from continuing operations before income taxes
and equity in affiliates	(10,631)	(16,832)	(47,695)	(17,838)

Income tax expense (recovery)	2,207	(42)	6,014	904

Loss from continuing operations before equity in affiliates	(12,838)	(16,790)	(53,709)	(18,742)
Equity in earnings (loss) of non-consolidated affiliates	93	(120)	399	214

Loss from continuing operations	(12,745)	(16,910)	(53,310)	(18,528)
Loss from discontinued operations, net of taxes	(630)	(608)	(3,153)	(1,869)
Net loss	(13,375)	(17,518)	(56,463)	(20,397)
Net income attributable to the noncontrolling interests	(1,121)	(2,056)	(4,428)	(6,537)
Net loss attributable to MDC Partners Inc.	$(14,496)	$(19,574)	$(60,891)	$(26,934)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.45)	$(0.65)	$(1.89)	$(0.86)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.02)	$(0.02)	$(0.10)	$(0.07)
Loss attributable to MDC Partners Inc.
common shareholders	$(0.47)	$(0.67)	$(1.99)	$(0.93)

Weighted Average Number of Common Shares:
Basic and Diluted	31,051,561	29,158,703	30,606,146	29,051,450

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$176,672	$91,145	-	$267,817

Operating income (loss) as reported	$8,158	$(214)	$(6,618)	$1,326
margin	4.6%	-0.2%		0.5%

Add:
Depreciation and amortization	7,813	4,292	330	12,435
Stock-based compensation	2,769	2,009	355	5,133
Acquisition deal costs	213	160	438	811
Deferred acquisition consideration adjustments to P&L	10,964	2,667	-	13,631
Profit distributions from affiliates	-	-	376	376

EBITDA *	$29,917	$8,914	$(5,119)	$33,712
margin	16.9%	9.8%		12.6%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$146,130	$89,576	-	$235,706

Operating income (loss) as reported	$(183)	$6,726	$(9,514)	(2,971)
margin	-0.1%	7.5%		-1.3%

Add:
Depreciation and amortization	5,353	4,200	225	9,778
Stock-based compensation	2,173	1,608	3,990	7,771
Acquisition deal costs	52	251	494	797
Deferred acquisition consideration adjustments to P&L	2,871	(1,027)	-	1,844
Profit distributions from affiliates	-	-	100	100

EBITDA*	$10,266	$11,758	$(4,705)	$17,319
margin	7.0%	13.1%		7.3%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$520,518	$256,751	-	$777,269

Operating income (loss) as reported	$22,044	$(2,057)	$(32,203)	$(12,216)
margin	4.2%	-0.8%		-1.6%

Add:
Depreciation and amortization	21,738	13,326	1,007	36,071
Stock-based compensation	6,602	5,587	14,181	26,370
Acquisition deal costs	863	448	1,170	2,481
Deferred acquisition consideration adjustments to P&L	17,820	2,306	-	20,126
Profit distributions from affiliates	-	-	542	542

EBITDA *	$69,067	$19,610	$(15,303)	$73,374
margin	13.3%	7.6%		9.4%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$442,580	$243,755	-	$686,335

Operating income (loss) as reported	$30,840	$11,594	$(27,044)	$15,390
margin	7.0%	4.8%		2.2%

Add:
Depreciation and amortization	16,342	12,857	446	29,645
Stock-based compensation	3,896	2,591	11,333	17,820
Acquisition deal costs	451	635	1,352	2,438
Deferred acquisition consideration adjustments to P&L	3,428	(2,562)	-	866
Profit distributions from affiliates	-	-	548	548

EBITDA*	$54,957	$25,115	$(13,365)	$66,707
margin	12.4%	10.3%		9.7%

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.

FREE CASH FLOW

(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
EBITDA	$33,712	$17,319	$73,374	$66,707
Net Income Attributable to Noncontrolling Interests	(1,121)	(2,056)	(4,428)	(6,537)
Capital Expenditures, net (1)	(4,736)	(9,145)	(13,679)	(16,168)
Cash Taxes	(572)	(29)	(919)	(164)
Cash Interest, net & Other	(9,871)	(9,744)	(30,138)	(28,142)

Free Cash Flow (2)	$17,412	($3,655)	$24,210	$15,696

Changes in Working Capital (3)	17,742	14,257	96,421	(14,811)
Total Free Cash Flow (2)	$35,154	$10,602	$120,631	$885

Diluted Common Shares Outstanding	31,051,561	29,158,703	30,606,146	29,051,450

Total Free Cash Flow per Share	$1.13	$0.36	$3.94	$0.03

(1)	Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2)	Free Cash Flow and Total Free Cash Flow are non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

(3)	Changes in Working Capital includes cash acquired in acquisitions.

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$72,799	$8,096
Accounts receivable, net	313,540	238,592
Expenditures billable to clients	52,554	39,067
Other current assets	17,634	12,657
Total Current Assets	456,527	298,412

Fixed assets, net	51,852	47,737
Investment in affiliates	18	99
Goodwill	718,196	605,244
Other intangible assets, net	75,985	57,980
Deferred tax assets	15,500	15,380
Other assets	33,663	30,893
Total Assets	$1,351,741	$1,055,745

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$311,023	$178,282
Accrued and other liabilities	87,682	72,930
Advance billings	127,636	122,021
Current portion of long term debt	1,871	1,238
Current portion of deferred acquisition consideration	82,765	51,829
Total Current Liabilities	610,977	426,300

Long-term debt	469,780	383,936
Long-term portion of deferred acquisition consideration	85,804	85,394
Other liabilities	49,778	14,900
Deferred tax liabilities	55,248	50,724
Total Liabilities	1,271,587	961,254

Redeemable Noncontrolling Interests	100,455	107,432

Shareholders' Equity (Deficit)
Common shares	253,245	228,209
Shares to be issued	424	424
Charges in excess of capital	(58,234)	(45,102)
Accumulated deficit	(292,165)	(231,274)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(933)	(4,658)
MDC Partners Inc. Shareholders' Deficit	(97,718)	(52,456)
Noncontrolling Interests	77,417	39,515
Total Deficit	(20,301)	(12,941)

Total Liabilities, Redeemable Noncontrolling
Interests and Deficit	$1,351,741	$1,055,745

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2012	2011

Cash flows provided by (used in) continuing operating activities	$18,119	$(3,770)
Discontinued operations	(2,313)	(2,411)
Net cash provided by (used in) operating activities	15,806	(6,181)

Net cash provided by (used in) continuing investing activities	13,727	(37,660)
Discontinued operations	46	(252)
Net cash provided by (used in) investing activities	13,773	(37,912)

Net cash provided by continuing financing activities	35,143	41,162

Effect of exchange rate changes on cash and cash equivalents	(19)	(673)

Net increase (decrease) in cash and cash equivalents	$64,703	($3,604)